Exhibit 99.1

                                    KATY NEWS
                              ---------------------
                              FOR IMMEDIATE RELEASE

                              KATY INDUSTRIES, INC.
                       REPORTS 2005 SECOND QUARTER RESULTS

MIDDLEBURY, CT - August 2, 2005 - Katy Industries, Inc. (NYSE: KT) today reported a net loss in the second quarter of 2005 of ($2.0) million [($0.26) per share], versus a net loss of ($1.2) million [($0.15) per share], in the second quarter of 2004, as adjusted to exclude restructuring and other non-recurring or unusual items, which are discussed below. Including these items and payment-in-kind dividends on convertible preferred stock, Katy reported a net loss attributable to common stockholders of ($6.0) million [($0.76) per share], in the second quarter of 2005, versus a net loss attributable to common stockholders of ($4.7) million [($0.60) per share], in the same period of 2004. The operating loss, as adjusted to exclude restructuring and other non-recurring or unusual items, was ($1.9) million [(2.0%) of net sales] in the second quarter of 2005, compared to an operating loss, as adjusted of ($1.0) million [(1.0) % of net sales] in the same period in 2004. Net income (loss), as adjusted, and operating income (loss), as adjusted, are non-GAAP financial measures and are further discussed below.

Katy also reported a net loss for the six months ended June 30, 2005 of ($4.6) million [($0.58) per share], versus a net loss of ($0.5) million [($0.06) per share], for the six months ended June 30, 2004, as adjusted to exclude restructuring and other non-recurring or unusual items, which are discussed below. Including these items and payment-in-kind dividends on convertible preferred stock, Katy reported a net loss attributable to common stockholders of ($10.7) million [($1.35) per share], for the six months ended June 30, 2005, versus a net loss attributable to common stockholders of ($10.0) million [($1.27) per share], in the same period of 2004. The operating loss, as adjusted to exclude restructuring and other non-recurring or unusual items, was ($4.8) million [(2.5%) of net sales] for the six months ended June 30, 2005, compared to operating income, as adjusted of $0.9 million [0.5 % of net sales] for the same period in 2004. Net income (loss), as adjusted, and operating income
(loss), as adjusted, are non-GAAP financial measures and are further discussed below.

During the second quarter of 2005, Katy reported restructuring and other non-recurring or unusual items of ($2.9) million pre-tax [($0.36) per share], including non-cash stock option expense related to the acceleration of vesting of options of ($2.0) million (see discussion below in highlights section) and severance, restructuring and related charges of ($0.9) million. During the second quarter of 2004, Katy reported income from restructuring and other non-recurring or unusual items of $0.7 million pre-tax [$0.09 per share], including severance, restructuring and related income of $0.1 million, income from the reversal of reserves related to divested businesses of $0.1 million and a gain on the sale of real estate of $0.5 million. Also, during the second quarter of 2004, Katy recorded the impact of payment-in-kind dividends earned on its convertible preferred stock of ($3.5) million [($0.44) per share]. Payment-in-kind dividends on convertible preferred stock ended in December 2004. Details regarding these items are provided in the "Reconciliations of GAAP Results to Results Excluding Certain Unusual Items" accompanying this press release.

For the six months ended June 30, 2005, Katy reported restructuring and other non-recurring or unusual items of ($3.3) million pre-tax [($0.41) per share], including non-cash stock option expense related to the acceleration of vesting of options of ($2.0) million (see discussion below in highlights section) and severance, restructuring and related charges of ($1.3) million. During the six months ended June 30, 2004, Katy reported restructuring and other non-recurring or unusual items of ($1.6) million pre-tax [($0.21) per share], including severance, restructuring and related charges of ($1.8) million, costs associated with a proposed financing which Katy chose not to pursue of ($0.4) million, income from the reversal of reserves related to divested businesses of $0.1 million and a gain on the sale of real estate of $0.5 million. Also, during the six months ended June 30, 2004, Katy recorded the impact of payment-in-kind dividends earned on its convertible preferred stock of ($6.9) million [($0.88) per share]. Details regarding these items are provided in the "Reconciliations of GAAP Results to Results Excluding Certain Unusual Items" accompanying this press release.

Highlights for the second quarter of 2005, as compared to the same period in the prior year, included:

      o Effective June 1, Anthony T. Castor III was appointed President and Chief Executive Officer, replacing C. Michael Jacobi who retired.

      o Net sales in the second quarter of 2005 were $98.2 million, down $2.3 million compared to the same period in 2004 primarily due to weaker sales in the Maintenance Products Group, partially offset by stronger sales in the Electrical Products Group. Overall, the decrease of 2% resulted from lower volumes of 7% offset by higher pricing of 4% and favorable currency translation of 1%.

      o Gross margins were 12.0% in the second quarter of 2005, versus 13.2% in the second quarter of 2004. Margins were negatively impacted by higher raw material costs, a portion of which could not be passed on through price increases (mostly in the Electrical Products Group); and higher operating costs in our Abrasives business unit due to manufacturing inefficiencies resulting from i) the delayed consolidation of the Abrasives facilities and ii) a fire at our Wrens, Georgia facility early in the fourth quarter of 2004. These items were only partially offset by the favorable impact of restructuring and cost containment.

      o Selling, general and administrative expenses were $0.4 million lower than the second quarter of 2004. These costs represented 14.1% of sales in the second quarter of 2005, a decrease from 14.2% of sales for the same period of 2004. This decrease was primarily due to cost containment in the Maintenance Products Group partially offset by severance costs and search fees associated with the CEO transition.

      o The non-cash stock option expense of $2.0 million related to the March 2004 acceleration of vesting of options that were held by our former CEO at that time. A substantial portion of these options were forfeited by the former CEO upon his retirement, however. The offsetting credit was recorded to additional paid-in capital, resulting in no change to stockholders' equity. This charge is being taken now, as opposed to in March 2004, due to the accounting rules governing stock options. These rules further dictate that the charge include the full amount of options that were held by our former CEO at the time of acceleration of vesting, rather than the number of options held upon his retirement.

      o Debt at June 30, 2005 was $56.0 million [49% of total capitalization], versus $62.3 million [39% of total capitalization] at June 30, 2004. The increase in the ratio to total capitalization was principally due to lower stockholders equity which resulted in part from the impairment of long-lived assets of $30.8 million in the fourth quarter of 2004. Cash on hand at June 30, 2005 was $4.1 million, versus $5.7 million at June 30, 2004.

      o Katy used free cash flow of $2.5 million during the six month period ended June 30, 2005 versus $27.8 million of free cash flow used during the six month period ended June 30, 2004. The improvement in free cash flow was primarily attributable to a reduction of inventory in the first half of 2005 versus an inventory build in the first half of 2004 and lower capital expenditures. Free cash flow, a non-GAAP financial measure, is discussed further below.

            Katy expects liquidity to generally stabilize for the remainder of 2005, with the exception of seasonal inventory builds in the Electrical Products Group in the third quarter and increased receivable collections in Electrical Products Group in the fourth quarter. Other elements of working capital continue to be closely managed. Capital expenditures are expected to be higher in the second half of 2005 versus the first half of 2005, but overall are expected to be lower than 2004. Katy was in compliance with the amended covenants in the Bank of America Credit Agreement at June 30, 2005 and expects to be in compliance for the balance of 2005.

      o Katy expects to substantially complete its current restructuring program in 2005. The remaining severance, restructuring and related costs for these initiatives (mostly related to the consolidation of our abrasives facilities) are expected to be less than $1.0 million.

"Despite the disappointing first half operating results, our primary objective is to grow the businesses in the Katy family. We can do this without having to add significant capital because our facilities are under utilized. We are also committed to substantially complete the abrasives consolidation in the second half of 2005, stabilize the plants and begin to maximize plant efficiency", said Anthony T. Castor III, Katy's President and Chief Executive Officer. "We see significant growth opportunity and we are confident that we can create value at Katy with increased sales and leaner plants," added Mr. Castor.

Non-GAAP Financial Measures

To provide transparency about measures of Katy's financial performance which management considers most relevant, we supplement the reporting of Katy's consolidated financial information under GAAP with certain non-GAAP financial measures, including income (loss) from continuing operations, as adjusted; operating income (loss), as adjusted; and free cash flow. Details regarding these measures and reconciliations of these non-GAAP measures to comparable GAAP measures are provided in the "Reconciliations of GAAP Results to Results Excluding Certain Unusual Items" and "Statements of Cash Flows" accompanying this press release. These measures should not be considered in isolation or as an alternative to measures determined in accordance with GAAP. Katy believes the presentation of these measures is nonetheless useful to investors for the following reasons:

Net Income (Loss), as adjusted and Operating Income (Loss), as adjusted. Net income (loss), as adjusted, is Katy's net income (loss) that excludes restructuring and other non-recurring and unusual items. Operating income
(loss), as adjusted, is the Katy's operating income (loss) that excludes restructuring and other non-recurring and unusual items. Katy believes that its presentation of these measures provides useful information to management and investors regarding certain financial and business trends relating to its results of operations.

Free Cash Flow. Free cash flow is defined by Katy as cash flow from operations less capital expenditures and cash dividends paid. Katy believes that free cash flow is useful to management and investors in measuring cash generated that is available for repayment of debt obligations, investment in growth through acquisitions, new business development and stock repurchases.

This press release may contain various forward-looking statements. The forward-looking statements are based on the beliefs of Katy's management, as well as assumptions made by, and information currently available to, the company's management. Additionally, the forward-looking statements are based on Katy's current expectations and projections about future events and trends affecting the financial condition of its business. The forward-looking statements are subject to risks and uncertainties, detailed from time to time in Katy's filings with the SEC, that may lead to results that differ materially from those expressed in any forward-looking statement made by the company or on its behalf. Katy undertakes no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Katy Industries, Inc. is a diversified corporation with interests primarily in Maintenance Products and Electrical Products.

Company contact:

Katy Industries, Inc.
Amir Rosenthal
(203) 598-0397

KATY INDUSTRIES, INC. SUMMARY OF OPERATIONS - UNAUDITED
(In thousands, except per share data)

                                                                        Three Months Ended June 30,      Six Months Ended June 30,
                                                                        ---------------------------     ---------------------------
                                                                            2005            2004            2005            2004
                                                                        -----------     -----------     -----------     -----------
Net sales                                                               $    98,210     $   100,522     $   193,723     $   200,417
Cost of goods sold                                                           86,424          87,261         172,414         170,526
                                                                        -----------     -----------     -----------     -----------
      Gross profit                                                           11,786          13,261          21,309          29,891
Selling, general and administrative expenses                                 13,885          14,240          26,239          28,988
Stock option expense (non-cash)                                               1,953              --           1,953              --
Severance, restructuring and related charges (income)                           940            (109)          1,313           1,789
Gain on sale of assets                                                         (166)           (549)           (166)           (549)
                                                                        -----------     -----------     -----------     -----------
      Operating loss                                                         (4,826)           (321)         (8,030)           (337)
Interest expense                                                             (1,392)           (997)         (2,656)         (1,797)
Other, net                                                                       38             144             (10)           (231)
                                                                        -----------     -----------     -----------     -----------
      Loss before (benefit) provision for income taxes                       (6,180)         (1,174)        (10,696)         (2,365)
(Benefit) provision for income taxes                                           (134)            109              (2)            699
                                                                        -----------     -----------     -----------     -----------
      Net loss                                                               (6,046)         (1,283)        (10,694)         (3,064)
Payment-in-kind (PIK) dividends on convertible preferred stock                   --          (3,462)             --          (6,924)
                                                                        -----------     -----------     -----------     -----------
      Net loss attributable to common stockholders                      $    (6,046)    $    (4,745)    $   (10,694)    $    (9,988)
                                                                        ===========     ===========     ===========     ===========

Loss per share of common stock - basic and diluted:

Net loss                                                                $     (0.76)    $     (0.16)    $     (1.35)    $     (0.39)
PIK dividends on convertible preferred stock                                     --           (0.44)             --           (0.88)
                                                                        -----------     -----------     -----------     -----------
      Net loss attributable to common stockholders                      $     (0.76)    $     (0.60)    $     (1.35)    $     (1.27)
                                                                        ===========     ===========     ===========     ===========

Weighted average common shares outstanding - basic and diluted                7,948           7,870           7,947           7,877
                                                                        ===========     ===========     ===========     ===========

                                                                                                          June 30,        June 30,
Other Information:                                                                                          2005            2004
                                                                                                        -----------     -----------
Working capital                                                                                         $     8,063     $    20,974
                                                                                                        ===========     ===========
Working capital, exclusive of deferred tax assets and liabilities and debt
      classified as current                                                                             $    49,488     $    66,853
                                                                                                        ===========     ===========
Long-term debt, including current maturities                                                            $    55,976     $    62,308
                                                                                                        ===========     ===========
Stockholders' equity                                                                                    $    58,422     $    99,071
                                                                                                        ===========     ===========
Capital expenditures                                                                                    $     2,954     $     5,704
                                                                                                        ===========     ===========

KATY INDUSTRIES, INC. RECONCILIATIONS OF GAAP RESULTS
TO RESULTS EXCLUDING CERTAIN UNUSUAL ITEMS - UNAUDITED
(In thousands, except percentages and per share data)

                                                                            Three Months Ended June 30,   Six Months Ended June 30,
                                                                            ---------------------------   -------------------------
                                                                                2005           2004          2005            2004
                                                                            -----------     -----------   ----------     ----------
Reconciliation of net loss to net loss, as adjusted
Net loss                                                                     $   (6,046)    $   (1,283)   $  (10,694)    $   (3,064)
Unusual items:
     Stock option expense (non-cash)                                              1,953             --         1,953             --
     Severance, restructuring and related charges (income)                          940           (109)        1,313          1,789
     Gain on sale of real estate                                                     --           (549)           --           (549)
     Costs associated with abandoned financing (included in other, net)              --             --            --            435
     Net write-off of amounts related to divested businesses (included in
             other, net)                                                             --            (60)           --           (60)
Adjustment to reflect a more normalized effective tax rate excluding
     unusual items                                                                1,115            828         2,821            984
                                                                             ------------------------------------------------------
Net loss, as adjusted                                                        $   (2,038)    $   (1,173)   $   (4,607)    $     (465)
                                                                             ==========     ==========    ==========     ==========

Net loss, as adjusted per share:
Net loss per share                                                           $    (0.76)    $    (0.16)   $    (1.35)    $    (0.39)
Unusual items per share                                                            0.36          (0.09)         0.41           0.21
Adjustment to reflect a more normalized effective tax rate excluding
     unusual items per share                                                       0.14           0.10          0.36           0.12
                                                                             ----------     ----------    ----------     ----------
Net loss, as adjusted per share                                              $    (0.26)    $    (0.15)   $    (0.58)    $    (0.06)
                                                                             ==========     ==========    ==========     ==========

Weighted average shares outstanding - basic and diluted                           7,948          7,870         7,947          7,877
                                                                             ==========     ==========    ==========     ==========

Operating (loss) income, as adjusted:

Operating loss                                                               $   (4,826)    $     (321)   $   (8,030)    $     (337)
     Stock option expense (non-cash)                                              1,953             --         1,953             --
     Gain on sale of real estate                                                     --           (549)           --           (549)
     Severance, restructuring and related charges                                   940           (109)        1,313          1,789
                                                                             ----------     ----------    ----------     ----------
Operating (loss) income, as adjusted:                                        $   (1,933)    $     (979)   $   (4,764)    $      903
                                                                             ==========     ==========    ==========     ==========
Operating (loss) income, as adjusted, as a % of sales                             -2.0%          -1.0%         -2.5%            0.5%
                                                                             ==========     ==========    ==========     ==========

KATY INDUSTRIES, INC. SEGMENT INFORMATION - UNAUDITED
(In thousands)

                                                  Three Months Ended June 30,          Six Months Ended June 30,
                                                 -----------------------------       -----------------------------
                                                     2005              2004              2005              2004
                                                 -----------       -----------       -----------       -----------
Net sales:
   Maintenance Products Group                    $    63,869       $    69,736       $   125,342       $   140,226
   Electrical Products Group                          34,341            30,786            68,381            60,191
                                                 -----------       -----------       -----------       -----------
                                                 $    98,210       $   100,522       $   193,723       $   200,417
                                                 ===========       ===========       ===========       ===========

Operating (loss) income, as adjusted:
   Maintenance Products Group                    $      (450)      $    (1,359)      $    (4,528)      $     1,047
   Electrical Products Group                           1,150             2,513             4,063             4,550
   Unallocated corporate expense                      (2,633)           (2,133)           (4,299)           (4,694)
                                                 -----------       -----------       -----------       -----------
                                                 $    (1,933)      $      (979)      $    (4,764)      $       903
                                                 ===========       ===========       ===========       ===========

KATY INDUSTRIES, INC. BALANCE SHEETS - UNAUDITED
(In thousands)

Assets                                                    June 30,          December 31,         June 30,
Current assets:                                             2005                2004               2004
                                                        -----------         ------------        -----------
       Cash and cash equivalents                        $     4,063         $     8,525         $     5,684
       Accounts receivable, net                              56,981              66,689              61,007
       Inventories, net                                      58,548              65,674              68,116
       Other current assets                                   4,493               4,233               4,847
                                                        -----------         -----------         -----------
Total current assets                                        124,085             145,121             139,654
                                                        -----------         -----------         -----------

Other assets:
       Goodwill                                               2,239               2,239              10,215
       Intangibles, net                                       7,239               7,428              21,647
       Other                                                  9,298               9,946              10,427
                                                        -----------         -----------         -----------
Total other assets                                           18,776              19,613              42,289
                                                        -----------         -----------         -----------

Property and equipment, net                                  55,771              59,730              66,314
                                                        -----------         -----------         -----------

Total assets                                            $   198,632         $   224,464         $   248,257
                                                        ===========         ===========         ===========

Liabilities and stockholders' equity
Current liabilities:
       Accounts payable                                 $    32,650         $    39,079         $    29,503
       Accrued expenses                                      40,968              45,208              43,298
       Current maturities of long-term debt                   2,857               2,857               2,857
       Revolving credit agreement                            39,547              40,166              43,022
                                                        -----------         -----------         -----------
Total current liabilities                                   116,022             127,310             118,680

Long-term debt, less current maturities                      13,572              15,714              16,429
Other liabilities                                            10,616              12,855              14,077
                                                        -----------         -----------         -----------
Total liabilities                                           140,210             155,879             149,186
                                                        -----------         -----------         -----------

Stockholders' equity
       Convertible preferred stock                          108,256             108,256             100,431
       Common stock                                           9,822               9,822               9,822
       Additional paid-in capital                            27,016              25,111              33,508
       Accumulated other comprehensive income                 3,120               4,564               2,296
       Accumulated deficit                                  (67,952)            (57,258)            (24,201)
       Treasury stock                                       (21,840)            (21,910)            (22,785)
                                                        -----------         -----------         -----------
Total stockholders' equity                                   58,422              68,585              99,071
                                                        -----------         -----------         -----------

Total liabilities and stockholders' equity              $   198,632         $   224,464         $   248,257
                                                        ===========         ===========         ===========

KATY INDUSTRIES, INC. STATEMENTS OF CASH FLOWS - UNAUDITED
(In thousands)

                                                                         Six Months Ended June 30,
                                                                   ----------------------------------
                                                                       2005                  2004
                                                                   -------------        -------------
Cash flows from operating activities:
    Net loss                                                       $     (10,694)       $      (3,064)
    Depreciation and amortization                                          5,869                7,709
    Amortization of debt issuance costs                                      557                  535
    Stock option expense (non-cash)                                        1,953                   --
    Gain on sale of assets                                                  (166)                (549)
                                                                   -------------        -------------
                                                                          (2,481)               4,631
                                                                   -------------        -------------
    Changes in operating assets and liabilities:
      Accounts receivable                                                  8,983                4,175
      Inventories                                                          6,552              (14,704)
      Other assets                                                          (341)              (3,274)
      Accounts payable                                                    (5,922)              (7,870)
      Accrued expenses                                                    (4,086)              (3,071)
      Other, net                                                          (2,217)              (1,959)
                                                                   -------------        -------------
                                                                           2,969              (26,703)
                                                                   -------------        -------------

                                                                   -------------        -------------
    Net cash provided by (used in) operating activities                      488              (22,072)
                                                                   -------------        -------------

Cash flows from investing activities:
    Capital expenditures                                                  (2,954)              (5,704)
    Collections of note receivable from sale of subsidiary                   106                   --
    Proceeds from sale of assets                                             600                5,533
                                                                   -------------        -------------
    Net cash used in investing activities                                 (2,248)                (171)
                                                                   -------------        -------------

Cash flows from financing activities:
    Net (repayments) borrowings on revolving loans                          (410)               7,022
    Proceeds of term loans                                                    --               18,152
    Repayments of term loans                                              (2,142)              (2,529)
    Direct costs associated with debt facilities                            (135)              (1,296)
    Repurchases of common stock                                               --                  (75)
                                                                   -------------        -------------
    Net cash (used in) provided by financing activities                   (2,687)              21,274
                                                                   -------------        -------------

Effect of exchange rate changes on cash and cash equivalents                 (15)                 (95)
                                                                   -------------        -------------
Net decrease in cash and cash equivalents                                 (4,462)              (1,064)
Cash and cash equivalents, beginning of period                             8,525                6,748
                                                                   -------------        -------------
Cash and cash equivalents, end of period                           $       4,063        $       5,684
                                                                   =============        =============

Reconciliation of free cash flow to GAAP Results:

    Net cash provided by (used in) operating activities            $         488        $     (22,072)
    Capital expenditures                                                  (2,954)              (5,704)
                                                                   -------------        -------------
    Free cash flow                                                 $      (2,466)       $     (27,776)
                                                                   =============        =============